FRESH PROMISE FOODS

3416 Shadybrook Drive
Midwest City, Oklahoma 73110

Ph 405-923-1254 Fax 405-733-8087

2-11-2021

Ashley Walker
Pacific Stock Transfer
6725 Via Austi Pkwy, Ste 300
Las Vegas, Nevada 89119

Dear Ashley,

Please use this letter as my request to convert 3 of my preferred Series E shares issued 5/12/2020 into 120,000,000 of common stock.

Thank you for your time

Truly yours,
I am

Joe E. Poe Jr.
Ceo
Fresh Promise Foods

(1) Please hold in Book Entry
(2) Date acquired 5/12/20
(3) Price acquired .0000546

CERTIFICATE OF CORPORATE RESOLUTION

AUTHORIZING JOE POE JR TO CONVERT 3 PREFERRED SERIES E SHARES TO 120,000,000 COMMON SHARES

The Board of Directors of Fresh Promise Foods, Inc (pending name change to Rogue One, Inc.) hereby certify the following is a true a correct copy of a resolution adopted by a unanimous vote of the Board of Directors of the Corporation at which a full quorum was present and voting throughout, and that such resolution is now in full force and effect and is in accordance with the provsions of the charter and by-laws of the Corporation.

Resolved: On February 11, 2021 a unanimous vote of the Board of Directors voted to allow Joe Poe Jr., our CEO, to convert 3 of his Preferred Series E shares into 120,000,000 common shares

Further resolved: It is further resolved Mr. Poe Jr. is authorized to sell 1% of the Issued and Outstanding shares of Fresh Promise Foods, Inc. through his brokerage account.

I further certify that this Corporation is duly organized and existing, and has the power to take the action called for by the foregoing resolution

February 11, 2021

Joe E. Poe Jr. CEO

Fresh Promise Foods, Inc.

Fresh Promise Foods, Inc

Minutes of the Board of Directors

The undersigned, being the majority member of the Board of Directors of FRESH PROMISE FOODS, INC, a Nevada Corporation, does hereby waive any and all requirements for notice as to the holding of a meeting of the Board of Directors of the Company and does hereby take the following actions and adopts the following Company Minutes by signing his/her written consent hereto:

Whereas, on January 31st, 2020 the directors took certain actions and wishes to have those actions ratified:

Whereas, on Jan 31st the company wishes to extinguish the debit for $17,500 worth of Securities to Mr.Poe per the company minutes of 3/31/2019.

Now therefore be it resolved, the company issues 8 Series E preferred shares convertible into 320,000,000 common shares at a .0000546 cost basis worth $17,500.

________________________ Jan 31, 2020

Issuance Resolution

AUTHORIZING THE ISSUANCE OF NEW SHARES OF STOCK FOR

__ FRESH PROMISE FOODS____
"Company"

Class of Stock Preferred (please circle one)

Resolved, that Pacific Stock Transfer Company, transfer agent for the Company's class of stock, as described above, is authorized to issue the shares described below and increase the outstanding shares on the books of the Company.

Increasing the Number of Shares Outstanding by __0_____ **Shares**.

Issuance Purpose (*check one*): **Conversion/Exercise** _____ **New Issuance** __X____

Issuance Instructions (*please type or print*)

Registered Name and Address (circle one) Affiliate YES X NO X	SSN #, Tax ID #, or other Authorized ID	Number of Shares	Cost Basis	Restricted or Free Trading
Joe E. Poe Jr. Yes		**8 Series E pref**	$17,500	Restricted

When issuing shares to 5 (five) or more shareholders, we will require an **opinion letter** or **email** (**with an appropriate signature block**) from counsel that discusses/states:

This issuance is exempt from registration because___Not Exempt___________________________________

I, the undersigned, qualified officer of the Company, do hereby indemnify Pacific Stock Transfer Company and their employees against any and all actions taken by the Company, and certify that this is a true copy of resolution, set forth and adopted on the below date, and that the said resolution has not been in any way rescinded, annulled, or revoked but the same is still in full force, and effect. **All RESTRICTED SHARES ISSUED are FULLY PAID & NON-ASSESSABLE.**

[signature] 1/31/20

Officer's Signature **Date**

Joe Poe Jr CEO

Printed Name & Title

Certificate Mailing Instructions:

Method of Mailing (*check one*): FEDEX __, DHL ____, UPS ______ Account number: Book Entry Contact Name: ______

Address:

Phone: 405-923-1254

FRESH PROMISE FOODS, INC.

-Minutes of the Board of Directors-

The undersigned, being the majority member of the Board of Directors of FRESH PROMISE FOODS, INC. a Nevada Corporation (the "Company"), does hereby waive any and all requirements for notice as to the holding of a meeting of the Directors of the Company and does hereby take the following actions and adopts the following Company Minutes by signing his/ her written consent hereto:

WHEREAS, on March 31, 2019, the directors took certain actions and wishes to have those actions ratified;

WHEREAS, the Board approves the Agreement between the "Company" and Mr. Joe E. Poe, Jr. for the Stock Based Compensation bonus of $17,500.00 for Mr. Poe, Jr.'s service as an Officer and Chairman of the "Company".

NOW, THEREFORE, BE IT RESOLVED, that the Company approves the Agreement and Issuance/ Bonus, in the amount of $17,500 to above mentioned Officer/ Director of the "Company".

Joe E Poe

President/ Chairman/ Director:	March 31, 2019
Joe E. Poe, Jr.	Date: